Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2019

RICHMOND, Va. (May 8, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2019.

 Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2019	2018	% Change

Net income(2)	$38,151	$42,182	(9.6%)
Net income per share(2)	$0.17	$0.18	(5.6%)

Adjusted EBITDAre(2)	$100,667	$100,214	0.5%
Comparable Hotels Adjusted Hotel EBITDA(2)	$107,198	$106,534	0.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %(2)	36.0%	36.1%	(10 bps)
Modified funds from operations (MFFO)(2)	$84,724	$87,902	(3.6%)
MFFO per share(2)	$0.38	$0.38	-

Average Daily Rate (ADR) (Actual)	$136.36	$134.32	1.5%
Occupancy (Actual)	73.9%	74.6%	(0.9%)
Revenue Per Available Room (RevPAR) (Actual)	$100.71	$100.18	0.5%

Comparable Hotels ADR	$137.41	$135.76	1.2%
Comparable Hotels Occupancy	74.1%	74.9%	(1.1%)
Comparable Hotels RevPAR	$101.76	$101.69	0.1%

Distributions paid	$67,188	$69,144	(2.8%)
Distributions paid per share	$0.30	$0.30	-

Total debt outstanding	$1,410,758
Total debt to total capitalization (3)	27.9%

(1)

Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

On January 1, 2019, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-02, Leases (Topic 842). Under the new lease accounting standard, the Company classified four ground leases as finance leases that were previously classified as operating leases in accordance with the previous accounting standard. During the three months ended March 31, 2019, the Company recognized depreciation and amortization expense of approximately $1.0 million and interest and other expense, net of approximately $1.8 million in the Company's consolidated statement of operations related to these finance leases. During the three months ended March 31, 2018, the Company recognized approximately $2.4 million of operating ground lease expense (which included $1.4 million of cash lease payments and $1.0 million of non-cash straight-line lease expense and amortization of favorable and unfavorable leases, net) for these leases in the Company’s consolidated statement of operations.

(3)	Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.30 on March 31, 2019.

Comparable Hotels is defined as the 234 hotels owned by the Company as of March 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT, commented, “We began the year generally as expected, operations remained steady and we continued to be successful managing cost pressures, producing a strong Comparable Hotels Adjusted Hotel EBITDA Margin of 36 percent for the first quarter. During the quarter, we completed the sale of the nine hotels that we highlighted at year end. The transactions were well priced, and combined with our continued opportunistic acquisitions, adjusted our portfolio in ways that we believe will enhance the strength and stability of our hospitality platform for years to come. We are confident we are well positioned to maximize shareholder value over the long term, and we look forward to another solid year for the Company.”

Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

As previously announced, during the three-month period ended March 31, 2019, Apple Hospitality acquired two hotels for an aggregate purchase price of approximately $52 million, including the existing 160-room Hampton Inn & Suites by Hilton in St. Paul, Minnesota, and the newly constructed 128-room Home2 Suites by Hilton in Orlando, Florida.

The Company has outstanding contracts for the potential acquisition of five hotels for a combined total expected purchase price of approximately $159 million, including a purchase contract the Company entered into in April 2019 for a Courtyard by Marriott hotel to be constructed in Denver, Colorado, for an anticipated purchase price of approximately $49 million with an expected completion date in 2021. As previously announced, the other four hotels under contract are currently under development and the Company anticipates acquiring the four hotels in 2020 if all conditions to closing are met. There are many conditions to closing, including completion of construction, under each of the contracts that have not yet been satisfied, and there can be no assurance that closings on the five hotels will occur.

Dispositions

As previously announced, in March 2019, the Company completed the sale of nine hotels for a combined gross sales price of $95 million, resulting in a gain of approximately $1.8 million, which is included in the Company’s consolidated statement of operations for the three months ended March 31, 2019.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2019, the Company invested approximately $19 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing an additional $60 million to $70 million in capital improvements during the remainder of 2019, which includes various scheduled renovation projects for approximately 20 to 25 properties.

Adoption of New Lease Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842). Under this standard, lessees are required to recognize most leases on their balance sheets as right-of-use assets and lease liabilities. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company elected to recognize and measure its leases prospectively at the beginning of the period of adoption through a cumulative-effect adjustment to shareholders’ equity, without restating the presentation of periods prior to the effective date, which continue to be reported in accordance with the Company’s historical accounting policy. At adoption, the Company recorded a cumulative-effect adjustment totaling approximately $5.2 million to distributions greater than net income, a component of shareholders’ equity in the Company’s consolidated balance sheet. Under the new standard, four of the Company’s ground leases that were previously classified as operating leases under the previous accounting standard are classified as financing leases under Topic 842. For these finance

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leases, effective January 1, 2019, the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company’s consolidated statements of operations, instead of operating ground lease expense. While the total expense recognized over the life of a lease is unchanged, the timing of expense recognition for these finance leases results in higher expense during the earlier years of the lease and lower expense during the later years of the lease. During the first quarter of 2019, the Company recognized approximately $1.8 million of interest expense and $1.0 million of amortization expense associated with these four finance leases. Under the previous accounting standard, the Company would have recognized approximately $1.6 million of cash operating ground lease expense and $1.0 million of non-cash straight-line ground lease expense and amortization of intangible lease expense. As a result of the new lease standard, at March 31, 2019, the Company’s balance sheet reflects finance ground lease assets, net of approximately $143.8 million, operating lease right of use assets of approximately $29.3 million and associated combined lease liabilities of approximately $175.5 million.

Balance Sheet

As of March 31, 2019, Apple Hospitality had approximately $1.4 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.8 percent for the remainder of 2019. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $485 million in property-level debt secured by 31 hotels and $925 million outstanding on its unsecured credit facilities. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at March 31, 2019 was approximately $235 million. The Company’s total debt to total capitalization at March 31, 2019 was approximately 28 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. The Company’s weighted-average debt maturities are 5.1 years, and the weighted-average maturity of its effectively fixed-rate debt is 4.1 years at a weighted-average interest rate of 4.0 percent.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended March 31, 2019. Based on the Company’s common share closing price of $16.55 on May 6, 2019, the annualized distribution rate of $1.20 per common share represents an annual yield of approximately 7.3 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2019 Outlook

Apple Hospitality is providing its operational and financial outlook for 2019. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to previously provided 2019 guidance, the Company has maintained its guidance for Comparable Hotels RevPAR Change, increased its guidance for Comparable Hotels Adjusted Hotel EBITDA Margin % 80 bps at both ends of the range (reflecting 60 bps from the lease accounting standard change and 20 bps from increased expectations from operations), and increased its guidance for Adjusted EBITDAre $9 million at both ends of the range (reflecting $7 million from the lease accounting standard change and $2 million from increased expectations from operations). Comparable Hotels RevPAR Change and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2018, and exclude completed dispositions since January 1, 2018. For the full year 2019, the Company anticipates:

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	2019 Guidance(1)
	Low-End	High-End

Net Income	$167 Million	$192 Million

Comparable Hotels RevPAR Change	(1.0%)	1.0%

Comparable Hotels Adjusted Hotel EBITDA Margin %	36.2%	37.2%

Adjusted EBITDAre	$425 Million	$445 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDAre guidance are included below.

First Quarter 2019 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Thursday, May 9, 2019, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 p.m. Eastern Time on May 9, 2019, through 11:59 p.m. Eastern Time on May 30, 2019. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 13689113. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 234 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 108 Marriott-branded hotels, 125 Hilton-branded hotels and one Hyatt-branded hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,”

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“plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

(804) 727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $923,877 and $909,893, respectively	$4,891,503	$4,816,410
Restricted cash-furniture, fixtures and other escrows	32,269	33,632
Due from third party managers, net	51,358	29,091
Other assets, net	49,257	49,539
Total Assets	$5,024,387	$4,928,672

Liabilities
Debt, net	$1,405,616	$1,412,242
Finance lease liabilities	162,818	-
Accounts payable and other liabilities	88,926	107,420
Total Liabilities	1,657,360	1,519,662

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,868,180 and 223,997,348 shares, respectively	4,493,362	4,495,073
Accumulated other comprehensive income	3,962	10,006
Distributions greater than net income	(1,130,297)	(1,096,069)
Total Shareholders' Equity	3,367,027	3,409,010

Total Liabilities and Shareholders' Equity	$5,024,387	$4,928,672

Note:

The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited) (in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Room	$279,470	$274,836
Food and beverage	15,015	15,710
Other	9,302	7,843
Total revenue	303,787	298,389

Expenses:
Hotel operating expense:
Operating	75,580	75,954
Hotel administrative	25,630	25,102
Sales and marketing	27,694	25,332
Utilities	9,939	10,283
Repair and maintenance	12,866	12,453
Franchise fees	13,111	12,733
Management fees	10,629	10,472
Total hotel operating expense	175,449	172,329
Property taxes, insurance and other	19,208	17,229
Operating ground lease	405	2,850
General and administrative	8,137	6,877
Depreciation and amortization	47,950	44,840
Total expense	251,149	244,125

Gain on sale of real estate	1,213	-

Operating income	53,851	54,264

Interest and other expense, net	(15,494)	(11,919)

Income before income taxes	38,357	42,345

Income tax expense	(206)	(163)

Net income	$38,151	$42,182

Other comprehensive income (loss):
Interest rate derivatives	(6,044)	6,292

Comprehensive income	$32,107	$48,474

Basic and diluted net income per common share	$0.17	$0.18

Weighted average common shares outstanding - basic and diluted	223,932	230,515

Note:

The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	March 31,
	2019	2018	% Change

Total revenue	$298,009	$295,076	1.0%

Total operating expenses	190,811	188,542	1.2%

Adjusted Hotel EBITDA	$107,198	$106,534	0.6%
Adjusted Hotel EBITDA Margin %	36.0%	36.1%	(10 bps)

ADR (Comparable Hotels)	$137.41	$135.76	1.2%
Occupancy (Comparable Hotels)	74.1%	74.9%	(1.1%)
RevPAR (Comparable Hotels)	$101.76	$101.69	0.1%

ADR (Actual)	$136.36	$134.32	1.5%
Occupancy (Actual)	73.9%	74.6%	(0.9%)
RevPAR (Actual)	$100.71	$100.18	0.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$298,389
Revenue from acquisitions prior to ownership	1,149	5,603
Revenue from dispositions	(6,861)	(8,850)
Lease revenue intangible amortization	(66)	(66)
Comparable Hotels Total Revenue	$298,009	$295,076

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$107,091
AHEBITDA from acquisitions prior to ownership	310	2,149
AHEBITDA from dispositions	(1,916)	(2,706)
Comparable Hotels AHEBITDA	$107,198	$106,534

Note:

Comparable Hotels is defined as the 234 hotels owned by the Company as of March 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019

Total revenue	$329,957	$327,354	$288,753	$295,076	$338,581	$326,521	$290,016	$298,009

Total operating expenses	197,057	198,098	187,119	188,542	202,995	202,263	189,244	190,811

Adjusted Hotel EBITDA	$132,900	$129,256	$101,634	$106,534	$135,586	$124,258	$100,772	$107,198
Adjusted Hotel EBITDA Margin %	40.3%	39.5%	35.2%	36.1%	40.0%	38.1%	34.7%	36.0%

ADR (Comparable Hotels)	$139.13	$139.34	$131.80	$135.76	$140.94	$138.91	$132.94	$137.41
Occupancy (Comparable Hotels)	81.8%	80.6%	73.8%	74.9%	81.9%	79.1%	72.7%	74.1%
RevPAR (Comparable Hotels)	$113.83	$112.35	$97.26	$101.69	$115.44	$109.93	$96.63	$101.76

ADR (Actual)	$137.56	$136.73	$130.30	$134.32	$139.58	$137.77	$131.93	$136.36
Occupancy (Actual)	81.5%	80.0%	73.5%	74.6%	81.7%	78.9%	72.5%	73.9%
RevPAR (Actual)	$112.10	$109.45	$95.76	$100.18	$114.09	$108.70	$95.63	$100.71

Reconciliation to Actual Results

Total Revenue (Actual)	$331,704	$324,926	$289,067	$298,389	$344,714	$332,197	$295,255	$303,787
Revenue from acquisitions prior to ownership	12,850	15,045	8,643	5,603	4,065	2,757	2,262	1,149
Revenue from dispositions	(14,550)	(12,566)	(8,906)	(8,850)	(10,132)	(8,367)	(7,435)	(6,861)
Lease revenue intangible amortization	(47)	(51)	(51)	(66)	(66)	(66)	(66)	(66)
Comparable Hotels Total Revenue	$329,957	$327,354	$288,753	$295,076	$338,581	$326,521	$290,016	$298,009

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$132,138	$125,750	$101,159	$107,091	$137,636	$125,922	$102,157	$108,804
AHEBITDA from acquisitions prior to ownership	5,525	7,137	3,091	2,149	1,379	814	633	310
AHEBITDA from dispositions	(4,763)	(3,631)	(2,616)	(2,706)	(3,429)	(2,478)	(2,018)	(1,916)
Comparable Hotels AHEBITDA	$132,900	$129,256	$101,634	$106,534	$135,586	$124,258	$100,772	$107,198

Note:

Comparable Hotels is defined as the 234 hotels owned by the Company as of March 31, 2019. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	March 31,
	2019	2018	% Change

Total revenue	$287,632	$287,083	0.2%

Total operating expenses	184,669	183,791	0.5%

Adjusted Hotel EBITDA	$102,963	$103,292	(0.3%)
Adjusted Hotel EBITDA Margin %	35.8%	36.0%	(20 bps)

ADR (Same Store Hotels)	$136.42	$135.26	0.9%
Occupancy (Same Store Hotels)	74.2%	74.8%	(0.8%)
RevPAR (Same Store Hotels)	$101.23	$101.23	-

ADR (Actual)	$136.36	$134.32	1.5%
Occupancy (Actual)	73.9%	74.6%	(0.9%)
RevPAR (Actual)	$100.71	$100.18	0.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$298,389
Revenue from acquisitions	(9,228)	(2,390)
Revenue from dispositions	(6,861)	(8,850)
Lease revenue intangible amortization	(66)	(66)
Same Store Hotels Total Revenue	$287,632	$287,083

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$107,091
AHEBITDA from acquisitions	(3,925)	(1,093)
AHEBITDA from dispositions	(1,916)	(2,706)
Same Store Hotels AHEBITDA	$102,963	$103,292

Note:

Same Store Hotels is defined as the 227 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019

Total revenue	$287,083	$329,810	$317,636	$280,871	$287,632

Total operating expenses	183,791	197,566	196,608	183,583	184,669

Adjusted Hotel EBITDA	$103,292	$132,244	$121,028	$97,288	$102,963
Adjusted Hotel EBITDA Margin %	36.0%	40.1%	38.1%	34.6%	35.8%

ADR (Same Store Hotels)	$135.26	$140.72	$138.87	$132.42	$136.42
Occupancy (Same Store Hotels)	74.8%	82.1%	79.4%	72.8%	74.2%
RevPAR (Same Store Hotels)	$101.23	$115.59	$110.23	$96.40	$101.23

ADR (Actual)	$134.32	$139.58	$137.77	$131.93	$136.36
Occupancy (Actual)	74.6%	81.7%	78.9%	72.5%	73.9%
RevPAR (Actual)	$100.18	$114.09	$108.70	$95.63	$100.71

Reconciliation to Actual Results

Total Revenue (Actual)	$298,389	$344,714	$332,197	$295,255	$303,787
Revenue from acquisitions	(2,390)	(4,706)	(6,128)	(6,883)	(9,228)
Revenue from dispositions	(8,850)	(10,132)	(8,367)	(7,435)	(6,861)
Lease revenue intangible amortization	(66)	(66)	(66)	(66)	(66)
Same Store Hotels Total Revenue	$287,083	$329,810	$317,636	$280,871	$287,632

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$107,091	$137,636	$125,922	$102,157	$108,804
AHEBITDA from acquisitions	(1,093)	(1,963)	(2,416)	(2,851)	(3,925)
AHEBITDA from dispositions	(2,706)	(3,429)	(2,478)	(2,018)	(1,916)
Same Store Hotels AHEBITDA	$103,292	$132,244	$121,028	$97,288	$102,963

Note:

Same Store Hotels is defined as the 227 hotels owned and held for use by the Company as of January 1, 2018 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures and a discussion of the Company’s adoption of Accounting Standards Update No. 2016-02, Leases, on January 1, 2019 are included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of certain additional items from EBITDAre (Adjusted EBITDAre) useful, including (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line operating ground lease expense, as this expense does not reflect the underlying performance of the related hotels.

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from June 30, 2017 through March 31, 2019.

	Three Months Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Net income (loss)	$87,606	$62,824	$(2,303)	$42,182	$67,630	$62,122	$34,152	$38,151
Depreciation and amortization	43,893	44,110	44,729	44,840	45,743	46,169	46,730	47,950
Amortization of favorable and unfavorable operating leases, net	168	165	165	206	148	146	147	31
Interest and other expense, net	11,849	12,024	11,753	11,919	13,210	13,140	12,916	15,494
Income tax expense	259	203	135	163	151	100	173	206
EBITDA	143,775	119,326	54,479	99,310	126,882	121,677	94,118	101,832
(Gain) Loss on sale of real estate	(16,140)	157	(312)	-	-	-	(152)	(1,213)
Loss on impairment of depreciable real estate assets	-	-	38,000	-	3,135	-	-	-
EBITDAre	127,635	119,483	92,167	99,310	130,017	121,677	93,966	100,619
Transaction and litigation costs (reimbursements)	(2,586)	-	-	-	-	-	-	-
Non-cash straight-line operating ground lease expense	938	917	906	904	898	875	865	48
Adjusted EBITDAre	$125,987	$120,400	$93,073	$100,214	$130,915	$122,552	$94,831	$100,667
General and administrative expense	6,151	5,350	8,086	6,877	6,721	3,370	7,326	8,137
Adjusted Hotel EBITDA	$132,138	$125,750	$101,159	$107,091	$137,636	$125,922	$102,157	$108,804

Cash operating ground lease expense for leases classified as financing leases effective January 1, 2019(1)	$1,370	$1,391	$1,402	$1,405	$1,410	$1,432	$1,443	$-

(1)

Represents cash lease payments recorded to operating ground lease expense related to four of the Company's ground leases that were classified as operating leases during the noted period. Under the new lease accounting standard, effective January 1, 2019, these four ground leases are classified as finance leases, for which the Company recognizes depreciation and amortization expense and interest and other expense, net in the Company's consolidated statements of operations, instead of operating ground lease expense. Depreciation and amortization and interest expense are excluded from EBITDA and operating ground lease expense is included in EBITDA.

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO (MFFO) for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
Net income	$38,151	$42,182
Depreciation of real estate owned	46,666	44,610
Gain on sale of real estate	(1,213)	-
Funds from operations	83,604	86,792
Amortization of finance ground lease assets	1,041	-
Amortization of favorable and unfavorable operating leases, net	31	206
Non-cash straight-line operating ground lease expense	48	904
Modified funds from operations	$84,724	$87,902

Page | 13

Apple Hospitality REIT, Inc.

2019 Guidance Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre and Adjusted EBITDAre are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre and Adjusted EBITDAre guidance for the year ending December 31, 2019.

	Year Ending December 31, 2019
	Low-End	High-End
Net income(1)	$167,288	$192,088
Depreciation and amortization(1)	194,000	191,000
Amortization of favorable and unfavorable leases, net	125	125
Interest and other expense, net(1)	64,000	62,000
Income tax expense	600	800
EBITDA	426,013	446,013
Gain on sale of real estate	(1,213)	(1,213)
EBITDAre	424,800	444,800
Non-cash straight-line operating ground lease expense	200	200
Adjusted EBITDAre	$425,000	$445,000

(1)

As a result of the Company's adoption of Leases Topic 842, the Company has included approximately $4.5 million of amortization related to its four finance ground lease assets and $8.2 million of interest expense associated with the related finance lease liabilities. Under the previous accounting standard, the Company would have included approximately $7.0 million of cash operating ground lease expense related to these four ground leases.

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2019

	April 1 - December 31, 2019	2020	2021	2022	2023	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$30,391	$28,349	$47,586	$299,652	$295,615	$709,165	$1,410,758	$1,405,036
Average interest rates (1)	3.8%	3.9%	4.0%	4.0%	4.0%	4.1%

Variable rate debt:
Maturities	$-	$-	$-	$190,400	$250,000	$485,000	$925,400	$926,103
Average interest rates (1)	3.5%	3.6%	3.8%	3.9%	3.9%	4.1%

Fixed rate debt:
Maturities	$30,391	$28,349	$47,586	$109,252	$45,615	$224,165	$485,358	$478,933
Average interest rates	4.4%	4.4%	4.4%	4.2%	4.1%	4.1%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note:

See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019
Top 20 Markets
Phoenix, AZ	9	82.9%	84.5%	(1.9)%	$174.34	$163.54	6.6%	$144.45	$138.14	4.6%	8.4%
Los Angeles/Long Beach, CA	8	87.4%	89.1%	(1.9)%	$170.72	$165.73	3.0%	$149.25	$147.63	1.1%	6.5%
San Diego, CA	7	77.0%	79.9%	(3.7)%	$153.19	$146.71	4.4%	$117.88	$117.23	0.6%	5.4%
Anaheim/Santa Ana, CA	6	82.4%	84.1%	(2.0)%	$147.63	$147.05	0.4%	$121.62	$123.66	(1.6)%	4.2%
Nashville, TN	5	80.1%	82.0%	(2.3)%	$160.79	$159.11	1.1%	$128.77	$130.44	(1.3)%	3.4%
Fort Lauderdale, FL	3	92.9%	93.5%	(0.7)%	$185.65	$191.24	(2.9)%	$172.53	$178.90	(3.6)%	3.2%
Richmond/Petersburg, VA	4	73.7%	76.1%	(3.1)%	$149.53	$152.23	(1.8)%	$110.20	$115.79	(4.8)%	2.7%
Dallas, TX	8	70.0%	70.7%	(1.0)%	$124.04	$127.21	(2.5)%	$86.87	$89.96	(3.4)%	2.7%
Florida Panhandle	5	79.1%	72.4%	9.2%	$150.21	$112.04	34.1%	$118.81	$81.13	46.4%	2.5%
Seattle, WA	3	77.1%	80.3%	(4.0)%	$165.76	$161.45	2.7%	$127.78	$129.67	(1.5)%	2.4%
Austin, TX	7	70.1%	75.4%	(7.0)%	$129.12	$131.38	(1.7)%	$90.46	$99.01	(8.6)%	2.3%
Miami/Hialeah, FL	3	83.4%	94.8%	(12.1)%	$173.64	$184.94	(6.1)%	$144.78	$175.34	(17.4)%	2.3%
Fort Worth/Arlington, TX	5	76.6%	75.5%	1.6%	$135.35	$135.01	0.2%	$103.72	$101.88	1.8%	2.1%
Atlanta, GA	3	74.5%	76.6%	(2.7)%	$188.68	$156.51	20.6%	$140.62	$119.87	17.3%	2.1%
Orlando, FL	4	82.3%	87.9%	(6.4)%	$133.38	$138.30	(3.6)%	$109.78	$121.60	(9.7)%	1.9%
North Carolina East	5	81.6%	72.4%	12.7%	$110.90	$102.46	8.2%	$90.52	$74.22	22.0%	1.9%
Tucson, AZ	3	88.6%	87.7%	1.0%	$133.39	$127.78	4.4%	$118.20	$112.11	5.4%	1.8%
Alabama South	6	76.0%	72.8%	4.3%	$117.33	$110.47	6.2%	$89.14	$80.44	10.8%	1.8%
Oklahoma City, OK	4	72.5%	72.7%	(0.3)%	$126.49	$132.64	(4.6)%	$91.69	$96.47	(5.0)%	1.7%
Houston, TX	6	63.3%	69.4%	(8.8)%	$121.69	$126.32	(3.7)%	$77.08	$87.71	(12.1)%	1.6%
Top 20 Markets	104	78.1%	79.5%	(1.8)%	$148.66	$145.20	2.4%	$116.14	$115.50	0.6%	60.9%

All Other Markets	130	70.6%	71.0%	(0.6)%	$126.84	$126.93	(0.1)%	$89.55	$90.15	(0.7)%	39.1%

Total Portfolio	234	74.1%	74.9%	(1.1)%	$137.41	$135.76	1.2%	$101.76	$101.69	0.1%	100.0%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019
STR Region
East North Central	15	61.8%	65.8%	(6.1)%	$117.55	$118.35	(0.7)%	$72.63	$77.89	(6.8)%	2.8%
East South Central	30	74.8%	74.2%	0.8%	$127.71	$126.05	1.3%	$95.51	$93.52	2.1%	10.2%
Middle Atlantic	12	68.2%	70.9%	(3.8)%	$143.51	$141.87	1.2%	$97.81	$100.52	(2.7)%	2.1%
Mountain	21	78.4%	78.3%	0.2%	$148.16	$141.64	4.6%	$116.22	$110.84	4.9%	14.1%
New England	5	57.0%	62.3%	(8.5)%	$124.64	$124.10	0.4%	$71.09	$77.35	(8.1)%	0.8%
Pacific	33	81.3%	82.6%	(1.6)%	$159.82	$154.47	3.5%	$129.94	$127.58	1.9%	23.5%
South Atlantic	59	77.1%	78.3%	(1.5)%	$139.22	$137.01	1.6%	$107.31	$107.25	0.1%	27.2%
West North Central	18	70.1%	65.8%	6.4%	$116.14	$120.87	(3.9)%	$81.36	$79.55	2.3%	4.3%
West South Central	41	71.3%	72.6%	(1.8)%	$126.74	$129.28	(2.0)%	$90.37	$93.86	(3.7)%	15.0%

Total Portfolio	234	74.1%	74.9%	(1.1)%	$137.41	$135.76	1.2%	$101.76	$101.69	0.1%	100.0%

Note: Region categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019
Upscale
Courtyard	37	70.7%	71.8%	(1.5)%	$138.79	$138.21	0.4%	$98.18	$99.23	(1.1)%	17.4%
Hilton Garden Inn	41	73.0%	72.1%	1.3%	$133.99	$133.95	0.0%	$97.88	$96.58	1.3%	17.7%
Homewood Suites	33	79.5%	79.9%	(0.5)%	$142.82	$143.10	(0.2)%	$113.55	$114.30	(0.7)%	14.0%
Hyatt Place	1	75.9%	86.0%	(11.8)%	$111.93	$107.45	4.2%	$84.90	$92.40	(8.1)%	0.4%
Residence Inn	33	75.6%	78.2%	(3.3)%	$143.91	$142.94	0.7%	$108.82	$111.74	(2.6)%	15.6%
SpringHill Suites	15	71.9%	73.6%	(2.3)%	$121.02	$123.10	(1.7)%	$87.05	$90.59	(3.9)%	5.6%
Upscale Total	160	74.0%	74.8%	(1.0)%	$137.39	$137.28	0.1%	$101.74	$102.73	(1.0)%	70.7%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	73.3%	77.5%	(5.5)%	$122.06	$120.79	1.1%	$89.43	$93.63	(4.5)%	3.7%
Hampton Inn/Hampton Inn & Suites	40	72.4%	72.9%	(0.6)%	$138.79	$135.61	2.3%	$100.53	$98.82	1.7%	16.0%
Home2 Suites	9	81.8%	77.8%	5.1%	$136.11	$122.04	11.5%	$111.34	$94.95	17.3%	4.0%
TownePlace Suites	9	74.0%	78.0%	(5.2)%	$115.48	$105.32	9.6%	$85.43	$82.16	4.0%	2.9%
Upper Midscale Total	69	73.8%	74.8%	(1.3)%	$133.18	$127.83	4.2%	$98.29	$95.60	2.8%	26.6%

Upper Upscale
Embassy Suites	2	86.7%	84.3%	2.9%	$179.63	$171.92	4.5%	$155.83	$144.93	7.5%	1.6%
Marriott	2	66.1%	69.2%	(4.5)%	$149.29	$148.49	0.5%	$98.69	$102.77	(4.0)%	1.7%
Renaissance	1	89.4%	89.1%	0.3%	$188.93	$185.27	2.0%	$168.82	$165.05	2.3%	(0.6)%
Upper Upscale Total	5	76.1%	77.0%	(1.2)%	$167.38	$163.29	2.5%	$127.32	$125.72	1.3%	2.7%

Total Portfolio	234	74.1%	74.9%	(1.1)%	$137.41	$135.76	1.2%	$101.76	$101.69	0.1%	100.0%

Note: Chain scale categorization is based on STR designation.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change	Q1 2019
STR Location
Airport	18	80.2%	81.5%	(1.6)%	$136.27	$137.88	(1.2)%	$109.27	$112.35	(2.7)%	7.5%
Interstate	6	70.3%	66.0%	6.5%	$108.95	$108.49	0.4%	$76.64	$71.65	7.0%	1.5%
Resort	9	79.3%	78.7%	0.7%	$155.82	$154.13	1.1%	$123.59	$121.35	1.8%	6.3%
Small Metro/Town	16	79.1%	74.2%	6.5%	$131.00	$125.99	4.0%	$103.59	$93.54	10.7%	6.9%
Suburban	143	73.1%	74.7%	(2.1)%	$133.25	$132.09	0.9%	$97.44	$98.66	(1.2)%	55.4%
Urban	42	72.6%	73.6%	(1.4)%	$149.64	$146.41	2.2%	$108.57	$107.77	0.7%	22.4%

Total Portfolio	234	74.1%	74.9%	(1.1)%	$137.41	$135.76	1.2%	$101.76	$101.69	0.1%	100.0%

Note: Location categorization is based on STR designation.

Page | 18